FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2023

Expects 2024 Organic Net Revenue Growth of 5% to 7%; Adjusted EBITDA of $400 million to $450 million; Free Cash Flow Conversion of ~50%
Net Revenue Growth of 31% from Stagwell Marketing Cloud Group in FY23
Growth of 13% in International Net Revenue in FY23, Led by 17% Growth in EMEA
$65 million of net new business in Q4; LTM net new business exceeds $270 million
FY Revenue of $2,527 million; FY Net revenue of $2,147 million
FY Net Income of $42 million; FY Adjusted EBITDA of $360 million

New York, NY, February 27, 2024 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the year ended December 31, 2023.

Mark Penn, Chairman and CEO, said, “Despite a challenging year for marketing services and digital transformation—accentuated by our client mix—Stagwell grew share with some of our largest customers in 2023, took prudent steps to manage our costs, and invested in digital innovation to stay ahead of the future of marketing. In Q4 we returned to sequential net revenue growth, sold a non-core asset for significantly above our initial investment, and saw our tech company clients begin to re-engage.”

“2024 promises to be a year of growth and expanded margin as we go into the political season and our AI and AR products come to market – including inclusion of ARound into Major League Baseball’s native Ballpark app. We will be helping our clients transform with the three E’s of AI – enabling stronger operations, adding efficiency to marketing and helping revolutionize their engagement with consumers.”

Frank Lanuto, Chief Financial Officer, commented: “Management faced ongoing macroeconomic headwinds during the fourth quarter and responded with decisive actions to align costs with revenues, resulting in an adjusted EBITDA margin of 17 percent. Through the end of fiscal 2023, we have delivered – ahead of schedule – the $30 million in synergies that we promised at the time of our merger in 2021 and are now well underway with our goal of achieving the incremental $35 million of cost savings we announced earlier this year. Our sale of ConcentricLife during the quarter resulted in a significant gain which drove net income, reduced our debt and lowered leverage at year end."

Financial Outlook
2024 financial guidance is as follows:
•Organic Net Revenue growth of 5% to 7%
•Organic Net Revenue excluding Advocacy growth of 4% to 5%
•Adjusted EBITDA of $400 million to $450 million
•Free Cash Flow Conversion of approximately 50%
•Adjusted EPS of $0.75 - $0.88

•Guidance assumes no impact from foreign exchange, acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2024 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

FOURTH QUARTER AND FULL YEAR HIGHLIGHTS:

•Completed the sale of ConcentricLife to Accenture in Q4 for gross proceeds of $245 million, resulting in a taxable gain of $175 million

•Q4 net new business of $65 million; FY23 net new business of more than $270 million

•Q4 revenue of $655 million; FY23 revenue of $2,527 million, a decrease of 6% versus the prior year period
•Q4 net revenue of $551 million; FY23 net revenue of $2,147 million, a decrease of 3% versus the prior year period
•Q4 organic net revenue declined 7% versus the prior year period and 5% ex-Advocacy; FY23 organic net revenue declined 6% versus the prior year period and 4% ex-Advocacy
•Q4 net revenue from international increased 3%, led by an increase of 19% in the United Kingdom; FY23 net revenue from international increased 13%, led by increases of 17% in EMENA, and 5% in APAC
•Q4 net income of $46 million versus net loss of $43 million in the prior year period; FY23 net income of $42 million versus net income of $50 million in the prior year period
•Q4 Adjusted EBITDA of $95 million; FY23 Adjusted EBITDA of $360 million, a decrease of 20% versus the prior year period
•Q4 Adjusted EBITDA Margin of 17% on net revenue; FY23 Adjusted EBITDA Margin of 17% on net revenue
•Q4 earnings per share attributable to Stagwell Inc. common shareholders of $0.00; FY23 earnings per share attributable to Stagwell Inc. common shareholders of $0.00
•Q4 Adjusted earnings per share attributable to Stagwell Inc. common shareholders of $0.12; FY23 Adjusted earnings per share of $0.57

2022 Revised Consolidated Financial Statements
In connection with the preparation of the consolidated financial statements during 2023, the Company identified errors in the areas of income taxes as well as accumulated other comprehensive loss in its previously filed 2022 annual consolidated financial statements. As a result, the 2022 financial statements included herein have been revised to reflect the correction of the errors. The primary change to the 2022 income statement was an increase in tax expense of approximately $18 million compared to the previously filed 2022 financial statements. The Company's 2023 Form 10-K will include disclosure providing further details of the revision.

Video Webcast
Management will host a video webcast on Tuesday, February 27, 2024, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the year ended December 31, 2023. The video webcast will be accessible at https://stgw.io/Earnings. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 34+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
Ir@stagwellglobal.com

For Press:
Beth Sidhu
Pr@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Revenue: “Organic revenue growth” and “Organic revenue decline” reflects the year-over-year change in the Company's reported net revenue attributable to the Company's management of the entities it owns. We calculate organic net revenue growth (decline) by subtracting the net impact of acquisitions (divestitures) and the impact of foreign currency exchange fluctuations from the aggregate year-over-year increase or decrease in the Company's reported net revenue. The net impact of acquisitions (divestitures) reflects the year-over-year change in the Company’s reported net revenue attributable to the impact of all individual entities that were acquired or divested in the current and prior year. We calculate impact of an acquisition as follows: (a) for an entity acquired during the current year, we present the entity’s prior year net revenue for the same period during which we owned it in the current year as impact of the acquisition in the current year; and (b) for an entity acquired in the prior year, we present the entity’s prior year net revenue for the period during which we did not own the entity in the prior year as impact of the acquisition in the current year. We calculate impact of a divestiture as follows: (a) for a divestiture in the current year, we present the entity’s prior year net revenue for the same period during which we no longer owned it in the current year as impact of the divestiture in the current year; and (b) for a divestiture in the prior year, we present the entity’s prior year net revenue for the period during which we owned it in the prior year as impact of the divestiture in the current year. We calculate the impact of any acquisition or divestiture without adjusting for foreign currency exchange fluctuations. The impact of foreign currency exchange fluctuations reflects the year-over-year change in the Company’s reported net revenue attributable to changes in foreign currency exchange rates. We calculate the impact of foreign currency exchange fluctuations for the portion of the reporting period in which we recognized revenue from a foreign entity in both the current year and the prior year. The impact is calculated as the difference between (1) reported prior period net revenue (converted to U.S. dollars at historical foreign currency exchange rates) and (2) prior period net revenue converted to U.S. dollars at current period foreign exchange rates.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items.
(4) Adjusted Diluted EPS is defined as (i) Net income (loss) attributable to Stagwell Inc. common shareholders, plus net income attributable to Class C shareholders, excluding amortization expense, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items, divided by (ii) (a) the per weighted average number of common shares outstanding plus (b) the weighted average number of Class C shares outstanding, (if dilutive). Other items includes restructuring costs, acquisition-related expenses, and non-recurring items, and subject to the anti-dilution rules.
(5) Free Cash Flow: defined as Adjusted EBITDA less capital expenditures, change in net working capital, cash taxes, interest, and distributions to minority interests, but excludes contingent M&A payments.
(6) Financial Guidance: The Company provides guidance on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements. within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance and future prospects, business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “create,” “estimate,” “expect,” “focus,” “forecast,” “foresee,” “future,” “guidance,” “intend,” “look,” “may,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients;
•and demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the Company’s ability to manage its growth effectively, including the successful completion and integration of acquisitions that complement and expand the Company’s business capabilities;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•adverse tax consequences for the Company, its operations and its stockholders, that may differ from the expectations of the Company, including that future changes in tax laws, potential increases to corporate tax rates in the United States and disagreements with tax authorities on the Company’s determinations may result in increased tax costs;
•adverse tax consequences in connection with the Transactions, including the incurrence of material Canadian federal income tax (including material “emigration tax”);
•the Company’s unremediated material weaknesses in internal control over financial reporting and its ability to establish and maintain an effective system of internal control over financial reporting;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other geopolitical tensions (such as the ongoing military conflicts between Russia and Ukraine and in Israel and Gaza), terrorist activities and natural disasters;
•stock price volatility; and
•foreign currency fluctuations.
Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in our 2022 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023, and accessible on the SEC’s website at www.sec.gov, under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$654,895	$708,185	$2,527,177	$2,687,792
Operating Expenses
Cost of services	419,865	419,811	1,621,174	1,673,576
Office and general expenses	179,871	172,415	661,250	601,536
Depreciation and amortization	35,036	35,631	142,831	131,273
Impairment and other losses	833	94,145	11,395	122,179
	635,605	722,002	2,436,650	2,528,564
Operating Income (Loss)	19,290	(13,817)	90,527	159,228
Other income (expenses):
Interest expense, net	(22,889)	(19,510)	(90,644)	(76,062)
Foreign exchange, net	(672)	1,557	(2,960)	(2,606)
Gain on sale of business	94,505	—	94,505	—
Other, net	108	(5,157)	(359)	(4,975)
	71,052	(23,110)	542	(83,643)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	90,342	(36,927)	91,069	75,585
Income tax expense	35,560	5,312	40,557	25,462
Income (loss) before equity in earnings of non-consolidated affiliates	54,782	(42,239)	50,512	50,123
Equity in (loss) of non-consolidated affiliates	(8,423)	(1,132)	(8,870)	(79)
Net income (loss)	46,359	(43,371)	41,642	50,044
Net (income) loss attributable to noncontrolling and redeemable noncontrolling interests	(45,073)	29,543	(41,508)	(30,125)
Net income (loss) attributable to Stagwell Inc. common shareholders	$1,286	$(13,828)	$134	$19,919
Earnings (Loss) Per Common Share:
Basic	$0.01	$(0.11)	$—	$0.16
Diluted	$—	$(0.11)	$—	$0.12
Weighted Average Number of Common Shares Outstanding:
Basic	112,769	122,927	117,259	124,262
Diluted	117,205	122,927	117,259	296,596

SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended December 31, 2022	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Three Months Ended December 31, 2023	Organic	Total

Integrated Agencies Network	$311,432	$907	$368	$(19,129)	$(17,854)	$293,578	(6.1)%	(5.7)%
Brand Performance Network	180,053	3,313	2,078	(8,367)	(2,976)	177,077	(4.6)%	(1.7)%
Communications Network	81,224	113	—	(13,109)	(12,996)	68,228	(16.1)%	(16.0)%
All Other	10,737	(184)	—	1,628	1,444	12,181	15.2%	13.4%
	$583,446	$4,149	$2,446	$(38,977)	$(32,382)	$551,064	(6.7)%	(5.6)%

		Net Revenue - Components of Change					Change
	Year Ended December 31, 2022	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Year Ended December 31, 2023	Organic	Total

Integrated Agencies Network	$1,240,465	$(2,266)	$6,677	$(58,172)	$(53,761)	$1,186,704	(4.7)%	(4.3)%
Brand Performance Network	667,882	848	13,377	(14,005)	220	668,102	(2.1)%	—%
Communications Network	293,844	(169)	1,918	$(50,333)	(48,584)	245,260	(17.1)%	(16.5)%
All Other	19,962	(354)	35,135	(8,157)	26,624	46,586	(40.9)%	133.4%
	$2,222,153	$(1,941)	$57,107	$(130,667)	$(75,501)	$2,146,652	(5.9)%	(3.4)%

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 3
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended December 31, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$293,578	$177,078	$68,229	$12,181	$—	$551,066
Billable costs	51,617	16,969	35,217	26	—	103,829
Revenue	345,195	194,047	103,446	12,207	—	654,895

Billable costs	51,617	16,969	35,217	26	—	103,829
Staff costs	187,986	105,838	43,319	6,292	11,088	354,523
Administrative costs	27,918	24,874	8,568	3,445	(1,871)	62,934
Unbillable and other costs, net	17,729	17,738	277	2,885	—	38,629
Adjusted EBITDA (1)	59,945	28,628	16,065	(441)	(9,217)	94,980

Stock-based compensation	11,861	2,518	1,157	91	6,937	22,564
Depreciation and amortization	19,448	8,322	2,800	2,238	2,228	35,036
Deferred acquisition consideration	3,813	1,739	(3,373)	—	—	2,179
Impairment and other losses	737	96	—	—	—	833
Other items, net (1)	6,147	3,969	198	95	4,669	15,078
Operating income (loss)	$17,939	$11,984	$15,283	$(2,865)	$(23,051)	$19,290

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Year Ended December 31, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$1,186,705	$668,101	$245,261	$46,585	$—	$2,146,652
Billable costs	191,404	100,675	88,446	—	—	380,525
Revenue	1,378,109	768,776	333,707	46,585	—	2,527,177

Billable costs	191,404	100,675	88,446	—	—	380,525
Staff costs	735,998	419,651	159,165	37,416	36,938	1,389,168
Administrative costs	114,118	95,837	33,664	4,689	11,472	259,780
Unbillable and other costs, net	65,267	56,598	613	15,087	—	137,565
Adjusted EBITDA (1)	271,322	96,015	51,819	(10,607)	(48,410)	360,139

Stock-based compensation	27,806	5,883	3,334	518	19,638	57,179
Depreciation and amortization	80,864	34,343	11,016	8,390	8,218	142,831
Deferred acquisition consideration	11,931	2,851	30	(1,752)	—	13,060
Impairment and other losses	9,912	1,483	—	—	—	11,395
Other items, net (1)	19,225	13,206	1,535	1,174	10,007	45,147
Operating income (loss)	$121,584	$38,249	$35,904	$(18,937)	$(86,273)	$90,527

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 5
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended December 31, 2022

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$311,432	$180,053	$81,224	$10,737	$—	$583,446
Billable costs	71,174	13,609	39,956	—	—	124,739
Revenue	382,606	193,662	121,180	10,737	—	708,185

Billable costs	71,174	13,609	39,956	—	—	124,739
Staff costs	186,373	111,725	43,814	6,044	6,244	354,200
Administrative costs	29,722	29,037	9,312	1,691	1,852	71,614
Unbillable and other costs, net	18,506	12,715	155	2,961	—	34,337
Adjusted EBITDA (1)	76,831	26,576	27,943	41	(8,096)	123,295

Stock-based compensation	(1,270)	(3,322)	720	26	3,588	(258)
Depreciation and amortization	19,356	8,630	3,161	2,776	1,708	35,631
Deferred acquisition consideration	3,460	(5,613)	3,168	—	—	1,015
Impairment and other losses	49,841	42,727	—	1,577	—	94,145
Other items, net (1)	1,770	4,453	326	1	29	6,579
Operating income (loss)	$3,674	$(20,299)	$20,568	$(4,339)	$(13,421)	$(13,817)

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 6
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Year Ended December 31, 2022

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$1,240,465	$667,882	$293,844	$19,962	$—	$2,222,153
Billable costs	234,505	89,326	141,808	—	—	465,639
Revenue	1,474,970	757,208	435,652	19,962	—	2,687,792

Billable costs	234,505	89,326	141,808	—	—	465,639
Staff costs	762,332	408,968	172,598	13,963	36,456	1,394,317
Administrative costs	115,724	94,867	33,787	3,940	6,655	254,973
Unbillable and other costs, net	70,116	48,212	427	2,990	—	121,745
Adjusted EBITDA (1)	292,293	115,835	87,032	(931)	(43,111)	451,118

Stock-based compensation	13,774	5,830	1,797	41	11,710	33,152
Depreciation and amortization	74,492	33,674	10,948	5,234	6,925	131,273
Deferred acquisition consideration	9,157	1,736	(24,298)	—	—	(13,405)
Impairment and other losses	52,360	50,778	—	19,041	—	122,179
Other items, net (1)	4,345	8,129	883	22	5,312	18,691
Operating income (loss)	$138,165	$15,688	$97,702	$(25,269)	$(67,058)	$159,228

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 7
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended December 31, 2023

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$127	$(4,705)	$(4,578)
Net income attributable to Class C shareholders	—	35,780	35,780
Net income attributable to Stagwell Inc. and Class C and adjusted net income	$127	$31,075	$31,202

Weighted average number of common shares outstanding	117,205	2,416	119,621
Weighted average number of common Class C shares outstanding	—	151,649	151,649
Weighted average number of shares outstanding	117,205	154,065	271,270

Dilutive EPS and Adjusted Diluted EPS	$0.00		$0.12

Adjustments to Net income (loss) (1)
Amortization		$27,231
Impairment and other losses		833
Stock-based compensation		22,564
Deferred acquisition consideration		3,338
Gain on sale of business		(94,505)
Other items, net		15,078
		$(25,461)
Adjusted tax expense		14,768
		$(10,693)
Net loss attributable to Class C shareholders		41,768
		$31,075

Allocation of adjustments to Net income (loss)
Net loss attributable to Stagwell Inc. common shareholders - add-backs		$(4,705)

Net loss attributable to Class C shareholders - add-backs		(5,988)
Net income attributable to Class C shareholders		41,768
		35,780
		$31,075

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 8
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Year Ended December 31, 2023

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$134	$52,712	$52,846
Net income attributable to Class C shareholders	—	106,153	106,153
Net income attributable to Stagwell Inc. and Class C and adjusted net income	134	158,865	158,999

Weighted average number of common shares outstanding	117,259	8,539	125,798
Weighted average number of common Class C shares outstanding	—	154,972	154,972
Weighted average number of shares outstanding	117,259	163,511	280,770

Diluted EPS and Adjusted Diluted EPS	$0.00		$0.57

Adjustments to Net Income (loss) (1)
Amortization		$113,835
Impairment and other losses		11,395
Stock-based compensation		57,179
Deferred acquisition consideration		13,060
Gain on sale of business		(94,505)
Other items, net		45,147
		146,111
Adjusted tax expense		(26,312)
		119,799
Net loss attributable to Class C shareholders		39,066
		$158,865

Allocation of adjustments to net income
Net income attributable to Stagwell Inc. common shareholders - add-backs		$52,712

Net income attributable to Class C shareholders - add-backs		67,087
Net income attributable to Class C shareholders		39,066
		106,153
		$158,865

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 9
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended December 31, 2022

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(13,828)	$49,461	$35,633
Net income attributable to Class C shareholders	—	27,696	27,696
Net income (loss) attributable to Stagwell Inc. and Class C and adjusted net income	(13,828)	77,157	63,329

Weighted average number of common shares outstanding	122,927	5,666	128,593
Weighted average number of common Class C shares outstanding	—	164,376	164,376
Weighted average number of shares outstanding	122,927	170,042	292,969

Diluted EPS and Adjusted Diluted EPS	$(0.11)		$0.22

Adjustments to Net income (loss) (1)
Amortization		$28,886
Impairment and other losses		94,145
Stock-based compensation		(258)
Deferred acquisition consideration		1,015
Other items, net		6,579
		130,367
Adjusted tax expense		(18,186)
		$112,181
Less: Net income attributable to Class C shareholders		(35,024)
Net income attributable to Stagwell Inc. common shareholders		$77,157

Allocation of add-backs
Net income attributable to Stagwell Inc. common shareholders - add-backs		$49,461

Net income attributable to Class C shareholders - add-backs		62,720
Net income attributable to Class C shareholders		(35,024)
		27,696
		$77,157

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 10
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Year Ended December 31, 2022

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$19,919	$102,123	$122,042
Net income attributable to Class C shareholders	16,004	129,500	145,504
Net income attributable to Stagwell Inc. and Class C and adjusted net income	35,923	231,623	267,546

Weighted average number of common shares outstanding	130,625	—	130,625
Weighted average number of common Class C shares outstanding	165,971	—	165,971
Weighted average number of shares outstanding	296,596	—	296,596

Diluted EPS and Adjusted Diluted EPS	$0.12		$0.90

Adjustments to Net income (loss) (1)
	Pre-Tax	Tax	Net
Amortization		$104,763
Impairment and other losses		122,179
Stock-based compensation		33,152
Deferred acquisition consideration		(13,405)
Other items, net		18,691
		265,380
Adjusted tax expense		(33,757)
		$231,623

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 11
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$119,737	$220,589
Accounts receivable, net	697,178	645,846
Expenditures billable to clients	120,088	93,077
Other current assets	94,054	71,443
Total Current Assets	1,031,057	1,030,955
Fixed assets, net	77,825	98,878
Right-of-use assets - operating leases	254,278	273,567
Goodwill	1,498,815	1,566,956
Other intangible assets, net	818,220	907,529
Other assets	97,830	118,706
Total Assets	$3,778,025	$3,996,591
LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$414,980	$357,253
Accrued media	291,777	240,506
Accruals and other liabilities	233,046	268,871
Advance billings	307,665	337,034
Current portion of lease liabilities - operating leases	65,899	76,349
Current portion of deferred acquisition consideration	66,953	90,183
Total Current Liabilities	1,380,320	1,370,196
Long-term debt	1,145,828	1,184,707
Long-term portion of deferred acquisition consideration	34,105	71,140
Long-term lease liabilities - operating leases	281,307	294,049
Deferred tax liabilities, net	45,495	40,879
Other liabilities	54,906	67,695
Total Liabilities	2,941,961	3,028,666
Redeemable Noncontrolling Interests	10,792	39,111
Commitments, Contingencies and Guarantees
Shareholders' Equity
Common shares - Class A & B	118	132
Common shares - Class C	2	2
Paid-in capital	348,494	491,899
Retained earnings	21,148	22,095
Accumulated other comprehensive loss	(13,067)	(15,478)
Stagwell Inc. Shareholders' Equity	356,695	498,650
Noncontrolling interests	468,577	430,164
Total Shareholders' Equity	825,272	928,814
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity	$3,778,025	$3,996,591

SCHEDULE 12
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$41,642	$50,044
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation	57,179	33,152
Depreciation and amortization	142,831	131,273
Amortization of right-of-use lease assets	76,728	77,368
Impairment and other losses	11,395	122,179
Deferred income taxes	19,443	(18,241)
Adjustment to deferred acquisition consideration	13,060	(13,405)
Gain on sale of business	(94,505)	—
Other, net	10,882	(2,848)
Changes in working capital:
Accounts receivable	(58,704)	37,780
Expenditures billable to clients	(27,468)	(32,366)
Other assets	(1,415)	1,179
Accounts payable	52,837	108,028
Accrued expenses and other liabilities	(24,723)	(22,177)
Advance billings	(35,146)	(27,062)
Current portion of lease liabilities - operating leases	(87,629)	(86,525)
Deferred acquisition related payments	(15,400)	(10,793)
Net cash provided by operating activities	81,007	347,586
Cash flows from investing activities:
Capital expenditures	(14,238)	(22,663)
Acquisitions, net of cash acquired	(23,339)	(74,234)
Capitalized software	(28,175)	(12,774)
Proceeds from sale of business, net	229,484	—
Other	(7,781)	(6,604)
Net cash provided by (used in) investing activities	155,951	(116,275)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	1,945,500	(1,266,000)
Proceeds from borrowings under revolving credit facility	(1,986,500)	1,255,500
Shares repurchased and cancelled	(223,835)	(70,269)
Distributions to noncontrolling interests	(24,964)	(39,197)
Payment of deferred consideration	(49,221)	(63,170)
Purchase of noncontrolling interest	—	(3,600)
Debt issuance costs	(844)	—
Net cash used in financing activities	(339,864)	(186,736)
Effect of exchange rate changes on cash and cash equivalents	2,054	(7,995)
Net decrease in cash and cash equivalents	(100,852)	36,580
Cash and cash equivalents at beginning of period	220,589	184,009
Cash and cash equivalents at end of period	$119,737	$220,589